Exhibit 99.1

J.P. Morgan Chase & Co. 270 Park Avenue, New York, NY 10017-2070 NYSE symbol: JPM www.jpmorganchase.com

News release: IMMEDIATE RELEASE

JPMORGAN CHASE REPORTS 2003 SECOND QUARTER RESULTS
78% HIGHER THAN PRIOR YEAR

New York, July 16, 2003 – J.P. Morgan Chase & Co. (NYSE: JPM) today reported second quarter 2003 net income of $1.83 billion, or $0.89 per share, 78% higher than reported results for the second quarter of 2002. The return on average common equity for the quarter was 17%. Net income for the second quarter of 2002 was $1.03 billion, or $0.50 per share, and net income for the first quarter of 2003 was $1.40 billion, or $0.69 per share.

Last year, reported results were lower than results stated on an operating basis, which excluded merger and restructuring costs. Net income for the second quarter of 2003 was 55% higher than 2002 second quarter operating earnings. Operating earnings for the second quarter of 2002 were $1.18 billion, or $0.58 per share, with a return on common equity of 11%.

For the first six months of 2003, reported net income was $3.23 billion, or $1.57 per share, 61% higher than the prior year’s reported results and 39% higher than the prior year’s operating results. Reported net income for the first six months of 2002 was $2.01 billion, or $0.99 per share. Operating results for the first six months of 2002 were $2.33 billion, or $1.15 per share. Return on common equity was 15% for the first half of 2003, compared with 11% on an operating basis for the first half of 2002.

“I am pleased with our second quarter results, as we are beginning to realize the earnings potential of the firm. Our investment banking business maintained key leadership positions, benefitted from continued improvement in commercial credit costs and produced strong trading results. Chase Financial Services produced record earnings, with Chase Home Finance capitalizing on the mortgage refinancing boom,” said William B. Harrison, Jr., Chairman and Chief Executive Officer.

Highlights for the second quarter of 2003:

•	Total firm operating revenues were 20% higher than the second quarter of 2002, and for the first six months of 2003 were up 16% compared to the first half of 2002.
•	The Investment Bank had strong capital markets results, improved market share in the first half of 2003 and benefitted from lower credit costs, generating a return on economic capital of 22%.
•	Commercial credit costs, non-performing assets and criticized exposures declined significantly from the first quarter of 2003.
•	Chase Financial Services reported record earnings, generating a return on economic capital of 41%.

The results for this quarter include an $100 million addition to the previously established litigation reserve. JPMorgan Chase is in advanced stages of discussion with the staff of the Securities and Exchange Commission, the New York County District Attorney’s Office, the Federal Reserve Bank of New York and the New York State Banking Department regarding a resolution of all regulatory matters related to the firm’s dealings with Enron. The firm expects these discussions will be resolved within the next ninety days. As a result of these discussions, and to cover the expected cost of the settlements, the previously established litigation reserve has been increased by $100 million.

Investor Contact:	Ann Borowiec (212) 270-7318	Media Contact:	Kristin Lemkau (212) 270-7454

J.P. Morgan Chase & Co.
News Release

The line of business operating results set forth below reflect the revised internal management reporting policies relating to allocating economic risk capital and other items previously disclosed in the firm’s Form 8-K dated July 11, 2003. As discussed in that Form 8-K, all prior periods have been restated.

Investment Bank (“IB”)

Operating earnings were $1.09 billion in the second quarter, up 114% from the second quarter of 2002 and 15% from the first quarter of 2003. Operating revenues of $4.26 billion were 35% higher than the second quarter of 2002 and 5% better than the first quarter of 2003. Return on economic capital was 22% for the quarter, compared with 10% in the second quarter of 2002 and 18% in the first quarter of 2003.

•	Investment banking fees of $765 million were 2% lower than the second quarter of 2002, but 23% higher than the first quarter of 2003. Relative to last year, strength in debt underwriting and loan syndication fees was offset by declines in equity underwriting fees. Advisory fees were down 16% from the second quarter of 2002 and reflected industry-wide weakness in M&A activity. For the first six months of the year, the firm maintained its #1 ranking in Global Loan Syndications and its #2 ranking in U.S. Investment Grade Bonds, improved to #3 in Global Announced M&A, with a 17% market share, and improved to #3 in U.S. Equity and Equity Related, with a 13% market share.[1]
•	Capital markets and lending revenues for the quarter were $3.49 billion, up 47% from the second quarter of 2002. On a total return basis (which represents total revenues plus the unrealized gains or losses on third party or internally transfer-priced assets and liabilities in fixed income and treasury activities), revenues of $3.24 billion were up 35% from the second quarter of 2002. The increase reflected strong results in fixed income, driven by strength in North America credit markets, Latin America, interest rate derivatives and foreign exchange trading. Global Treasury had total return revenues of $438 million, up 104% from the second quarter of 2002, due to risk positioning to benefit from interest rate movements. Equity capital markets revenues of $390 million were 5% higher than the second quarter of 2002 reflecting better performance in equity derivatives.
•	Credit costs in the Investment Bank were negative $4 million as charge-offs of $220 million were adequately reserved for in previous quarters. In addition, the quality of the credit portfolio improved and few new problem credits emerged during the quarter.
•	Operating expenses of $2.46 billion increased 23% from the second quarter of 2002 primarily driven by higher incentives resulting from improved financial performance. Non-compensation expenses increased 12% from the second quarter of 2002 as a result of the $100 million addition to the Enron-related litigation reserve and $104 million in charges to provide for anticipated losses on subletting unoccupied excess real estate. Without these two items, non-compensation expenses were down 13% from the second quarter of 2002.

Chase Financial Services (“CFS”)

Operating earnings were a record $883 million, an increase of 36% from the second quarter of 2002 and 30% from the first quarter of 2003. Return on economic capital was 41% for the second quarter compared to 30% in the second quarter of 2002 and 32% in the first quarter of 2003.

•	Operating revenues were a record $3.98 billion for the quarter, up 17% from the second quarter of 2002, reflecting higher production volumes across all national consumer credit businesses. Home Finance revenues of $1.32 billion were up 71% from the second quarter of 2002, due to record mortgage originations and, to a lesser extent, gains on the hedging of mortgage servicing rights. Auto Finance also generated record revenues in the second quarter, up 35% from the second quarter of 2002, driven by higher originations resulting in increased market share. Cardmember Services revenues were up 2%

1	Derived from Thomson Financial Securities Data

2

J.P. Morgan Chase & Co.
News Release

from the prior year reflecting growth in fee related revenues. Regional Banking and Middle Market average deposits grew 7% and 12%, respectively, from the second quarter of 2002. However, both reported lower revenue as declining interest rates resulted in reduced net interest income, despite the higher balances.
•	Operating expenses of $1.76 billion for the quarter were up 8% from the second quarter of 2002 reflecting higher business volumes, increased marketing costs and higher incentives due to better financial performance.
•	Credit costs of $817 million were 11% higher than the second quarter of 2002. Charge-offs decreased 2% from the second quarter of 2002 despite a 21% increase in average managed loans. Delinquency rates in the consumer loan portfolios have decreased compared to the first quarter of 2003.

Treasury & Securities Services (“T&SS”)

Operating earnings were $127 million, down 23% from the second quarter of 2002 and 3% from the first quarter of 2003, principally due to severance and related costs and lower “corporate credit allocation earnings” (see below). Return on economic capital for the quarter was 18%, compared to 25% in the second quarter of 2002 and 19% in the first quarter of 2003.

•	Operating revenues for the second quarter were $984 million, down 1% from the second quarter of 2002. Treasury Services revenues increased 7% from the second quarter of 2002 due to higher trade finance revenues, card revenues and balance deficiency fees. Institutional Trust Services revenues increased 8% from the prior year reflecting increased activity in the asset servicing business, together with growth in selected debt product lines and the impact of acquisitions. Investor Services revenues declined 14% from the prior year as the business continues to be adversely affected by difficult market conditions, resulting in reduced deposit balances, custody fees, foreign exchange revenue and securities lending activity.
•	Operating expenses increased 6% from the second quarter of 2002, reflecting charges to provide for anticipated losses on subletting unoccupied excess real estate, higher severance, the impact of acquisitions, the cost associated with expensing of options and increased pension costs.
•	Corporate Credit Allocation* impact on net earnings associated with shared client exposures declined $10 million, or 48%, from the second quarter of 2002 and $3 million, or 21%, from the first quarter of 2003, reflecting lower loan volumes and higher related expenses.

*	As previously announced in the Form 8-K dated July 11, 2003, management has decided to assign to T&SS a corporate credit allocation, together with associated economic capital. The corporate credit allocation is the amount of net earnings related to certain credit exposures managed within the IB credit portfolio on behalf of clients shared with T&SS.

Investment Management & Private Banking (“IMPB”)

Operating earnings were $69 million in the second quarter, down 16% from the second quarter of 2002, but up 92% from the first quarter of 2003. The pre-tax margin in the second quarter of 2003 was 15%, compared with 18% in the second quarter of 2002 and 10% for the first quarter of 2003. Return on economic capital was 5% compared with 6% in the second quarter of 2002 and 3% in the first quarter of 2003. Tangible return on economic capital was 21% compared with 21% in the second quarter of 2002 and 12% in the first quarter of 2003.

•	Operating revenues of $684 million were 6% below the same period last year and 6% higher than the first quarter of 2003. IMPB generated increased quarter-on-quarter revenues for the first time since the first quarter of 2002. Lower global equity valuations (the S&P 500 index was down approximately 14% from the prior year’s level) and institutional outflows contributed to the decrease in revenue versus the second quarter of 2002.
•	Operating expenses of $578 million were flat compared to the second quarter of 2002.

3

J.P. Morgan Chase & Co.
News Release

•	Credit Costs were zero for the second quarter of 2003 as compared to $23 million in the second quarter of 2002.
•	Total assets under supervision were $694 billion at June 30, 2003, up 1% from the second quarter of 2002 and 12% higher than the first quarter of 2003. Assets under management decreased 6% from the second quarter of 2002 reflecting institutional outflows and equity market depreciation. Assets under management increased 3% from the first quarter of 2003. Not reflected in assets under management is the firm’s 44% interest in American Century, which had assets under management of $78 billion as of the end of the second quarter of 2003.

JPMorgan Partners (“JPMP”)

Total net private equity losses were $22 million, compared to losses of $126 million in the second quarter of 2002 and $230 million in the first quarter of 2003.

•	During the quarter, JPMP’s direct private equity investments recorded net gains of $123 million compared to net losses of $135 million in the second quarter of 2002. The net gains for the direct investment portfolio of $123 million included $153 million in realized cash gains, $147 million of mark-to-market gains on public securities and negative valuation adjustments of $177 million.
•	Limited partner interests in third-party private equity funds resulted in net losses of $145 million compared to net gains of $9 million in the second quarter of 2002. These included losses on the disposition of funded limited partnership interests under contract to be sold in the third quarter and additional performance deterioration in the remaining third party fund portfolio.
•	JPMorgan Partners had a net operating loss of $91 million for the quarter compared to net operating losses of $168 million in the second quarter of 2002 and $217 million in the first quarter of 2003.

Expenses

•	Operating expenses were $5.8 billion, up 17% from the second quarter of 2002 and up 5% from the first quarter of 2003. Relative to last year, the increase was primarily driven by higher compensation expenses resulting from higher performance-related incentive accruals of $628 million (including $62 million related to stock-based compensation), the additional Enron-related litigation reserve of $100 million, increased pension costs of $21 million and increased severance and related costs including a $128 million charge for vacant excess real estate. For the first half of 2003, expenses included $381 million of severance and related costs, inclusive of $206 million in charges for vacant excess real estate. Operating expenses in the first half of 2002 included $268 million in severance and related costs.
•	Personnel began to be transferred to IBM in connection with the technology infrastructure outsourcing agreement, resulting in a shift from compensation expenses to technology expenses.

Credit

•	Commercial loan net charge-offs in the second quarter of 2003 were $257 million compared to $292 million in the first quarter of 2003 and $293 million in the second quarter of 2002. The charge-off ratio for commercial loans was 1.20% in the second quarter of 2003, compared to 1.32% in the first quarter of 2003 and 1.17% for the second quarter of 2002.

•	Consumer loan net charge-offs excluding credit card securitizations were $357 million in the second quarter of 2003 compared to $378 million in the first quarter of 2003 and $528 million in the second quarter of 2002. On a managed basis, which includes credit card securitizations, charge-offs were $837 million, up from $835 million in the first quarter of 2003 but down from $862 million in the second quarter of 2002. The decrease from the second quarter of 2002 was due to improved credit quality across the consumer credit products. On a managed basis, the credit card net charge-off ratio was

4

J.P. Morgan Chase & Co.
News Release

6.01% for the second quarter of 2003, compared to 5.95% for the first quarter of 2003 and 6.42% for the second quarter of 2002.

•	Provision for credit losses of $435 million in the second quarter was less than total net charge-offs of $614 million. On a managed basis, credit costs were $915 million in the second quarter of 2003 compared to $1.16 billion in the second quarter of 2002 and $1.20 billion in the first quarter of 2003. Managed credit costs of $915 million were less than total net managed charge-offs of $1.09 billion.

•	Total Nonperforming Assets were $4.07 billion at June 30, 2003, down 7% from both the first quarter of 2003 and the second quarter of 2002. Commercial criticized exposures (including loans, derivative receivables and unfunded commitments) declined $1.73 billion, or 12%, since March 31, 2003 and $3.74 billion, or 23%, since December 31, 2002.

Total assets and capital

•	Total assets as of June 30, 2003 were $803 billion, compared with $755 billion as of March 31, 2003 and $741 billion as of June 30, 2002. Commercial loans were up 3%, or $2.6 billion, from the first quarter of 2003 and decreased 13%, or $13.6 billion, from June 30, 2002. Managed consumer loans increased 5% from March 31, 2003 and 26% from June 30, 2002, primarily from increases in mortgages. The Tier 1 capital ratio was 8.5% at June 30, 2003, compared to 8.4% at March 31, 2003 and 8.8% at June 30, 2002.

Other financial information (on a pre-tax basis)

•	There were no special items in the first half of 2003, as merger and restructuring costs are now included in reported results. Special items in the second quarter of 2002 and the first half of 2002 included $229 million and $484 million, respectively, in merger and restructuring costs.

J.P. Morgan Chase & Co. is a leading global financial services firm with assets of $803 billion and operations in more than 50 countries. The firm is a leader in investment banking, financial services for consumers and businesses, financial transaction processing, investment management, private banking and private equity. A component of the Dow Jones Industrial Average, JPMorgan Chase is headquartered in New York and serves more than 30 million consumers nationwide, and many of the world’s most prominent corporate, institutional and government clients. Information about JPMorgan Chase is available on the Internet at www.jpmorganchase.com.

JPMorgan Chase will hold a conference call for the investment community on Wednesday, July 16, 2003 at 11:00 a.m. (Eastern Daylight Time) to review second quarter 2003 financial results. The dial-in number is (973) 935-8506. A live audio webcast of the call will be available on www.jpmorganchase.com. Slides for the call will also be available on www.jpmorganchase.com. A telephone replay of the presentation will be available beginning at 1:30 p.m. (EDT) on July 16, 2003 and continuing through 6:00 p.m. (EDT) on July 23, 2003 at (973) 341-3080 pin #4005588. The replay also will be available on www.jpmorganchase.com beginning at 1:30 p.m. (EDT) on July 16, 2003. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available on the JPMorgan Chase web site (www.jpmorganchase.com).

This press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. These risks and uncertainties could cause our results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties are described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and in the 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (www.sec.gov), to which reference is hereby made.

5

J.P. MORGAN CHASE & CO. CONSOLIDATED FINANCIAL HIGHLIGHTS — REPORTED BASIS (in millions, except per share, ratio and employee data)

					2QTR 2003
					Over (Under)
	2QTR		1QTR	2QTR
	2003		2003	2002	1Q 2003		2Q 2002

INCOME STATEMENT
REVENUE:
Investment Banking Fees	$779		$616	$785	26%		(1)%
Trading Revenue	1,477		1,232	731	20		102
Fees and Commissions	2,479		2,598	2,885	(5)		(14)
Private Equity Gains (Losses)	(29)		(221)	(125)	87		77
Securities Gains	768		485	124	58		NM
Other Revenue	497		481	292	3		70

Total Noninterest Revenue	5,971		5,191	4,692	15		27
Net Interest Income	3,063		3,215	2,882	(5)		6

Revenue before Provision for Credit Losses	9,034		8,406	7,574	7		19
Provision for Credit Losses	435		743	821	(41)		(47)

TOTAL NET REVENUE	8,599		7,663	6,753	12		27

EXPENSE:
Compensation Expense	3,231		3,174	2,761	2		17
Occupancy Expense	543		496	365	9		49
Technology and Communications Expense	732		637	629	15		16
Amortization of Intangibles	73		74	92	(1)		(21)
Other Expense	1,153		1,160	1,118	(1)		3
Surety Settlement and Litigation Reserve (a)	100		—	—	NM		NM
Merger and Restructuring Costs	—		—	229	NM		NM

TOTAL NONINTEREST EXPENSE	5,832		5,541	5,194	5		12

Income before Income Tax Expense	2,767		2,122	1,559	30		77
Income Tax Expense	940		722	531	30		77

NET INCOME	$1,827		$1,400	$1,028	31		78

PER COMMON SHARE
Net Income:
Basic	$0.90		$0.69	$0.51	30%		76%
Diluted	0.89		0.69	0.50	29		78
Cash Dividends Declared	0.34		0.34	0.34	—		—
Share Price at Period End	34.18		23.71	33.92	44		1
Book Value at Period End	21.53		20.73	20.93	4		3
COMMON SHARES OUTSTANDING
Average Common Shares:
Basic	2,005.6		1,999.8	1,982.6	—%		1%
Diluted	2,050.6		2,021.9	2,016.0	1		2
Common Shares at Period End	2,035.1		2,030.0	1,993.4	—		2
PERFORMANCE RATIOS (b)
Return on Average Assets	0.96%		0.73%	0.56%	23	bp	40	bp
Return on Average Common Equity	17		13	10	400		700
CAPITAL RATIOS
Tier I Capital Ratio	8.5	%(c)	8.4%	8.8%	10	bp	(30	)bp
Total Capital Ratio	12.2	(c)	12.2	12.7	—		(50)
Tier I Leverage Ratio	5.5	(c)	5.0	5.4	50		10
SELECTED BALANCE SHEET ITEMS
Net Loans	$222,307		$212,256	$207,080	5%		7%
Total Assets	802,603		755,156	740,546	6		8
Deposits	318,248		300,667	293,829	6		8
Long-Term Debt (d)	49,918		48,290	47,802	3		4
Common Stockholders’ Equity	43,812		42,075	41,727	4		5
Total Stockholders’ Equity	44,821		43,084	42,736	4		5
FULL-TIME EQUIVALENT EMPLOYEES	92,256		93,878	95,878	(2)		(4)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	YEAR TO DATE		2003
			Over (Under)
	2003	2002	2002

INCOME STATEMENT
REVENUE:
Investment Banking Fees	$1,395	$1,540	(9)%
Trading Revenue	2,709	2,030	33
Fees and Commissions	5,077	5,469	(7)
Private Equity Gains (Losses)	(250)	(363)	31
Securities Gains	1,253	238	426
Other Revenue	978	449	118

Total Noninterest Revenue	11,162	9,363	19
Net Interest Income	6,278	5,809	8

Revenue before Provision for Credit Losses	17,440	15,172	15
Provision for Credit Losses	1,178	1,574	(25)

TOTAL NET REVENUE	16,262	13,598	20

EXPENSE:
Compensation Expense	6,405	5,584	15
Occupancy Expense	1,039	703	48
Technology and Communications Expense	1,369	1,294	6
Amortization of Intangibles	147	161	(9)
Other Expense	2,313	2,326	(1)
Surety Settlement and Litigation Reserve (a)	100	—	NM
Merger and Restructuring Costs	—	484	NM

TOTAL NONINTEREST EXPENSE	11,373	10,552	8

Income before Income Tax Expense	4,889	3,046	61
Income Tax Expense	1,662	1,036	60

NET INCOME	$3,227	$2,010	61

PER COMMON SHARE
Net Income:
Basic	$1.60	$1.00	60%
Diluted	1.57	0.99	59
Cash Dividends Declared	0.68	0.68	—
Share Price at Period End
Book Value at Period End
COMMON SHARES OUTSTANDING
Average Common Shares:
Basic	2,002.8	1,980.4	1%
Diluted	2,036.3	2,011.0	1
Common Shares at Period End	2,035.1	1,993.4	2
PERFORMANCE RATIOS (b)
Return on Average Assets	0.84%	0.56%	28	bp
Return on Average Common Equity	15	10	500
CAPITAL RATIOS
Tier I Capital Ratio
Total Capital Ratio
Tier I Leverage Ratio
SELECTED BALANCE SHEET ITEMS
Net Loans
Total Assets
Deposits
Long-Term Debt (d)
Common Stockholders’ Equity
Total Stockholders’ Equity
FULL-TIME EQUIVALENT EMPLOYEES

(a) In the second quarter of 2003, a $100 million (pre-tax) charge was recorded for certain Enron-related litigation.
(b) Ratios are based on annualized amounts.
(c) Estimated
(d) Includes Guaranteed Preferred Beneficial Interests in the Firm’s Junior Subordinated Deferrable Interest Debentures.
bp — Denotes basis points; 100 bp equals 1%
NM — Not meaningful

J.P. MORGAN CHASE & CO. RECONCILIATION OF QUARTERLY REPORTED TO OPERATING RESULTS (in millions, except per share data)

	SECOND QUARTER 2003

	REPORTED	CREDIT	SPECIAL		OPERATING
	BASIS (a)	CARD (b)	ITEMS (c)	RECLASSES (d)	BASIS (e)

INCOME STATEMENT
Revenue
Investment Banking Fees	$779	$—	$—	$—	$779
Trading Revenue	1,477	—	—	479	1,956
Fees and Commissions	2,479	(122)	—	—	2,357
Private Equity — Gains (Losses)	(29)	—	—	—	(29)
Securities Gains	768	—	—	—	768
Other Revenue	497	(24)	—	—	473
Net Interest Income	3,063	626	—	(479)	3,210

Total Revenue	9,034	480	—	—	9,514
Noninterest Expense
Compensation Expense(f)	3,231	—	—	—	3,231
Noncompensation Expense(f)(g)	2,601	—	—	—	2,601
Merger and Restructuring Costs	—	—	—	—	—

Total Noninterest Expense	5,832	—	—	—	5,832
Operating Margin	3,202	480	—	—	3,682
Credit Costs	435	480	—	—	915

Income before Income Tax Expense	2,767	—	—	—	2,767
Income Tax Expense	940	—	—	—	940

Net Income	$1,827	$—	$—	$—	$1,827

EARNINGS PER SHARE — DILUTED	$0.89	$—	$—	$—	$0.89

	SECOND QUARTER 2002

	REPORTED	CREDIT	SPECIAL		OPERATING
	BASIS (a)	CARD (b)	ITEMS (c)	RECLASSES (d)	BASIS (e)

INCOME STATEMENT
Revenue
Investment Banking Fees	$785	$—	$—	$—	$785
Trading Revenue	731	—	—	405	1,136
Fees and Commissions	2,885	(140)	—	—	2,745
Private Equity — Gains (Losses)	(125)	—	—	—	(125)
Securities Gains	124	—	—	—	124
Other Revenue	292	(19)	—	—	273
Net Interest Income	2,882	493	—	(405)	2,970

Total Revenue	7,574	334	—	—	7,908
Noninterest Expense
Compensation Expense(f)	2,761	—	—	—	2,761
Noncompensation Expense(f)(g)	2,204	—	—	—	2,204
Merger and Restructuring Costs	229	—	(229)	—	—

Total Noninterest Expense	5,194	—	(229)	—	4,965
Operating Margin	2,380	334	229	—	2,943
Credit Costs	821	334	—	—	1,155

Income before Income Tax Expense	1,559	—	229	—	1,788
Income Tax Expense	531	—	78	—	609

Net Income	$1,028	$—	$151	$—	$1,179

EARNINGS PER SHARE — DILUTED	$0.50	$—	$0.08	$—	$0.58

(a)	Represents condensed results as reported in JPMorgan Chase’s financial statements.
(b)	Represents the impact of credit card securitizations. For securitized receivables, amounts that normally would be reported as net interest income and as provision for credit losses are reported as noninterest revenue.
(c)	Includes merger and restructuring costs and other special items. There were no special items reported in the second quarter of 2003. The 2002 second quarter includes $229 million (pre-tax) of merger and restructuring costs.
(d)	On an operating basis, JPMorgan Chase reclassifies trading-related net interest income from Net Interest Income to Trading Revenue.
(e)	In addition to analyzing the Firm’s results on a reported basis, management looks at results on an “operating basis” (or “managed basis”) to assess each of its businesses and to measure overall Firm results against targeted goals. The definition of operating basis starts with the reported U.S. GAAP results and then excludes the impact of merger and restructuring costs, credit card securitizations, the amortization of goodwill and special items (which management defined as significant nonrecurring gains or losses of $75 million or more during 2002 and $50 million or more prior to 2002). Both restructuring charges and special items are viewed by management as transactions that are not part of the Firm’s normal daily business operations or are unusual in nature and therefore are not indicative of trends. For a more detailed explanation of how the Firm looks at results on an “operating basis”, see Reconciliation from Reported Results to Operating Basis on page 29 of JPMorgan Chase’s March 31, 2003, Quarterly Report on Form 10-Q and on page 22 of JPMorgan Chase’s 2002 Annual Report.
(f)	Includes severance and other related costs associated with expense containment programs implemented in 2002.
(g)	Includes Occupancy Expense, Technology and Communications Expense, Amortization of Intangibles, Other Expense and Surety Settlement and Litigation Reserve.

J.P. MORGAN CHASE & CO. RECONCILIATION OF YEAR TO DATE REPORTED TO OPERATING RESULTS (in millions, except per share data)

	YEAR TO DATE 2003

	REPORTED	CREDIT	SPECIAL		OPERATING
	BASIS (a)	CARD (b)	ITEMS (c)	RECLASSES (d)	BASIS (e)

INCOME STATEMENT
Revenue
Investment Banking Fees	$1,395	$—	$—	$—	$1,395
Trading Revenue	2,709	—	—	1,162	3,871
Fees and Commissions	5,077	(291)	—	—	4,786
Private Equity — Gains (Losses)	(250)	—	—	—	(250)
Securities Gains	1,253	—	—	—	1,253
Other Revenue	978	(28)	—	—	950
Net Interest Income	6,278	1,256	—	(1,162)	6,372

Total Revenue	17,440	937	—	—	18,377
Noninterest Expense
Compensation Expense(f)	6,405	—	—	—	6,405
Noncompensation Expense(f)(g)	4,968	—	—	—	4,968
Merger and Restructuring Costs	—	—	—	—	—

Total Noninterest Expense	11,373	—	—	—	11,373
Operating Margin	6,067	937	—	—	7,004
Credit Costs	1,178	937	—	—	2,115

Income before Income Tax Expense	4,889	—	—	—	4,889
Income Tax Expense	1,662	—	—	—	1,662

Net Income	$3,227	$—	$—	$—	$3,227

EARNINGS PER SHARE — DILUTED	$1.57	$—	$—	$—	$1.57

	YEAR TO DATE 2002

	REPORTED	CREDIT	SPECIAL		OPERATING
	BASIS (a)	CARD (b)	ITEMS (c)	RECLASSES (d)	BASIS (e)

INCOME STATEMENT
Revenue
Investment Banking Fees	$1,540	$—	$—	$—	$1,540
Trading Revenue	2,030	—	—	826	2,856
Fees and Commissions	5,469	(231)	—	—	5,238
Private Equity — Gains (Losses)	(363)	—	—	—	(363)
Securities Gains	238	—	—	—	238
Other Revenue	449	(39)	—	—	410
Net Interest Income	5,809	925	—	(826)	5,908

Total Revenue	15,172	655	—	—	15,827
Noninterest Expense
Compensation Expense(f)	5,584	—	—	—	5,584
Noncompensation Expense(f)(g)	4,484	—	—	—	4,484
Merger and Restructuring Costs	484	—	(484)	—	—

Total Noninterest Expense	10,552	—	(484)	—	10,068
Operating Margin	4,620	655	484	—	5,759
Credit Costs	1,574	655	—	—	2,229

Income before Income Tax Expense	3,046	—	484	—	3,530
Income Tax Expense	1,036	—	165	—	1,201

Net Income	$2,010	$—	$319	$—	$2,329

EARNINGS PER SHARE — DILUTED	$0.99	$—	$0.16	$—	$1.15

(a)	Represents condensed results as reported in JPMorgan Chase’s financial statements.
(b)	Represents the impact of credit card securitizations. For securitized receivables, amounts that normally would be reported as net interest income and as provision for credit losses are reported as noninterest revenue.
(c)	Includes merger and restructuring costs and other special items. There were no special items reported in the first six months of 2003. The first six months of 2002 includes $484 million (pre-tax) of merger and restructuring costs.
(d)	On an operating basis, JPMorgan Chase reclassifies trading-related net interest income from Net Interest Income to Trading Revenue.
(e)	In addition to analyzing the Firm’s results on a reported basis, management looks at results on an “operating basis” (or “managed basis”) to assess each of its businesses and to measure overall Firm results against targeted goals. The definition of operating basis starts with the reported U.S. GAAP results and then excludes the impact of merger and restructuring costs, credit card securitizations, the amortization of goodwill and special items (which management defined as significant nonrecurring gains or losses of $75 million or more during 2002 and $50 million or more prior to 2002). Both restructuring charges and special items are viewed by management as transactions that are not part of the Firm’s normal daily business operations or are unusual in nature and therefore are not indicative of trends. For a more detailed explanation of how the Firm looks at results on an “operating basis”, see Reconciliation from Reported Results to Operating Basis on page 29 of JPMorgan Chase’s March 31, 2003, Quarterly Report on Form 10-Q and on page 22 of JPMorgan Chase’s 2002 Annual Report.
(f)	Includes severance and other related costs associated with expense containment programs implemented in 2002.
(g)	Includes Occupancy Expense, Technology and Communications Expense, Amortization of Intangibles, Other Expense and Surety Settlement and Litigation Reserve.

J.P. MORGAN CHASE & CO. CONSOLIDATED FINANCIAL HIGHLIGHTS — OPERATING BASIS (in millions, except per share and ratio data)

				2QTR 2003
				Over (Under)
	2QTR	1QTR	2QTR
	2003	2003	2002	1Q 2003		2Q 2002

OPERATING INCOME STATEMENT(a)
OPERATING REVENUE:
Investment Banking Fees	$779	$616	$785	26%		(1)%
Trading-Related Revenue (Includes Trading NII)	1,956	1,915	1,136	2		72
Fees and Commissions	2,357	2,429	2,745	(3)		(14)
Private Equity Gains (Losses)	(29)	(221)	(125)	87		77
Securities Gains	768	485	124	58		NM
Other Revenue	473	477	273	(1)		73
Net Interest Income (Excludes Trading NII)	3,210	3,162	2,970	2		8

TOTAL OPERATING REVENUE	9,514	8,863	7,908	7		20
OPERATING EXPENSE:
Compensation Expense(b)	3,231	3,174	2,761	2		17
Noncompensation Expense(b)(c)	2,601	2,367	2,204	10		18

TOTAL OPERATING EXPENSE	5,832	5,541	4,965	5		17
Credit Costs	915	1,200	1,155	(24)		(21)
Corporate Credit Allocation	—	—	—	NM		NM

Operating Income before Income Tax Expense	2,767	2,122	1,788	30		55
Income Tax Expense	940	722	609	30		54

OPERATING EARNINGS	1,827	1,400	1,179	31		55
Special Items	—	—	(151)	NM		NM

NET INCOME	$1,827	$1,400	$1,028	31		78

OPERATING BASIS
Diluted Earnings per Share	$0.89	$0.69	$0.58	29		53
Shareholder Value Added	536	148	(57)	262		NM
Return on Average Managed Assets(d)	0.92%	0.70%	0.62%	22	bp	30	bp
Return on Common Equity(d)	17	13	11	400		600
Common Dividend Payout Ratio	40	50	59	(1,000)		(1,900)
Compensation Expense as a % of Revenue	34	36	35	(200)		(100)
Noncompensation Expense as a % of Revenue	27	27	28	—		(100)
Overhead Ratio	61	63	63	(200)		(200)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	YEAR TO DATE		YTD 2003 Over (Under)

	2003	2002	2002

OPERATING INCOME STATEMENT(a)
OPERATING REVENUE:
Investment Banking Fees	$1,395	$1,540	(9)%
Trading-Related Revenue (Includes Trading NII)	3,871	2,856	36
Fees and Commissions	4,786	5,238	(9)
Private Equity Gains (Losses)	(250)	(363)	31
Securities Gains	1,253	238	426
Other Revenue	950	410	132
Net Interest Income (Excludes Trading NII)	6,372	5,908	8

TOTAL OPERATING REVENUE	18,377	15,827	16
OPERATING EXPENSE:
Compensation Expense(b)	6,405	5,584	15
Noncompensation Expense(b)(c)	4,968	4,484	11

TOTAL OPERATING EXPENSE	11,373	10,068	13
Credit Costs	2,115	2,229	(5)
Corporate Credit Allocation	—	—	NM

Operating Income before Income Tax Expense	4,889	3,530	38
Income Tax Expense	1,662	1,201	38

OPERATING EARNINGS	3,227	2,329	39
Special Items	—	(319)	NM

NET INCOME	$3,227	$2,010	61

OPERATING BASIS
Diluted Earnings per Share	$1.57	$1.15	37
Shareholder Value Added	684	(116)	NM
Return on Average Managed Assets(d)	0.81%	0.63%	18	bp
Return on Common Equity(d)	15	11	400
Common Dividend Payout Ratio	44	60	(1,600)
Compensation Expense as a % of Revenue	35	35	—
Noncompensation Expense as a % of Revenue	27	28	(100)
Overhead Ratio	62	64	(200)

(a)	See pages 7 and 8 for a reconciliation of reported results to operating basis.
(b)	Includes severance and other related costs associated with expense containment programs implemented in 2002.
(c)	Includes Occupancy Expense, Technology and Communications Expense, Amortization of Intangibles, Other Expense and Surety Settlement and Litigation Reserve.
(d)	Ratios are based on annualized amounts.

J.P. MORGAN CHASE & CO. LINES OF BUSINESS FINANCIAL HIGHLIGHTS SUMMARY (in millions, except per share and ratio data)

				2QTR 2003
				Over (Under)
	2QTR	1QTR	2QTR
	2003	2003	2002	1Q 2003		2Q 2002

OPERATING REVENUE
Investment Bank	$4,257	$4,068	$3,154	5%		35%
Treasury & Securities Services	984	935	991	5		(1)
Investment Management & Private Banking	684	643	729	6		(6)
JPMorgan Partners	(70)	(278)	(193)	75		64
Chase Financial Services	3,977	3,696	3,400	8		17
Support Units and Corporate	(318)	(201)	(173)	(58)		(84)

OPERATING REVENUE(a)	$9,514	$8,863	$7,908	7		20

EARNINGS
Investment Bank	$1,087	$946	$507	15		114
Treasury & Securities Services	127	131	165	(3)		(23)
Investment Management & Private Banking	69	36	82	92		(16)
JPMorgan Partners	(91)	(217)	(168)	58		46
Chase Financial Services	883	677	649	30		36
Support Units and Corporate	(248)	(173)	(56)	(43)		(343)

OPERATING EARNINGS(a)	1,827	1,400	1,179	31		55
Special Items (Net of Taxes):
Merger and Restructuring Costs	—	—	(151)	NM		NM

NET INCOME(a)	$1,827	$1,400	$1,028	31		78

AVERAGE ECONOMIC CAPITAL
Investment Bank	$20,101	$20,825	$19,638	(3)		2
Treasury & Securities Services	2,768	2,759	2,662	—		4
Investment Management & Private Banking	5,481	5,432	5,741	1		(5)
JPMorgan Partners	5,916	5,985	6,330	(1)		(7)
Chase Financial Services	8,661	8,469	8,716	2		(1)
Support Units and Corporate	(168)	(1,612)	(2,198)	90		92

TOTAL ECONOMIC CAPITAL(a)	$42,759	$41,858	$40,889	2		5

EARNINGS PER SHARE — DILUTED
OPERATING EARNINGS(a)	$0.89	$0.69	$0.58	29		53
Special Items (Net of Taxes):
Merger and Restructuring Costs	—	—	(0.08)	NM		NM

NET INCOME(a)	$0.89	$0.69	$0.50	29		78

OPERATING RETURN ON ECONOMIC CAPITAL
Investment Bank	22%	18%	10%	400	bp	1,200	bp
Treasury & Securities Services	18	19	25	(100)		(700)
Investment Management & Private Banking	5	3	6	200		(100)
Chase Financial Services	41	32	30	900		1,100
OPERATING RETURN ON ECONOMIC CAPITAL(a)	17	13	11	400		600

[Additional columns below]

[Continued from above table, first column(s) repeated]

	YEAR TO DATE		YTD 2003 Over (Under)

	2003	2002	2002

OPERATING REVENUE
Investment Bank	$8,325	$6,809	22%
Treasury & Securities Services	1,919	1,933	(1)
Investment Management & Private Banking	1,327	1,494	(11)
JPMorgan Partners	(348)	(501)	31
Chase Financial Services	7,673	6,455	19
Support Units and Corporate	(519)	(363)	(43)

OPERATING REVENUE(a)	$18,377	$15,827	16

EARNINGS
Investment Bank	$2,033	$1,276	59
Treasury & Securities Services	258	301	(14)
Investment Management & Private Banking	105	182	(42)
JPMorgan Partners	(308)	(413)	25
Chase Financial Services	1,560	1,135	37
Support Units and Corporate	(421)	(152)	(177)

OPERATING EARNINGS(a)	3,227	2,329	39
Special Items (Net of Taxes):
Merger and Restructuring Costs	—	(319)	NM

NET INCOME(a)	$3,227	$2,010	61

AVERAGE ECONOMIC CAPITAL
Investment Bank	$20,461	$19,934	3
Treasury & Securities Services	2,764	2,727	1
Investment Management & Private Banking	5,457	5,714	(4)
JPMorgan Partners	5,950	6,447	(8)
Chase Financial Services	8,565	8,661	(1)
Support Units and Corporate	(886)	(2,828)	69

TOTAL ECONOMIC CAPITAL(a)	$42,311	$40,655	4

EARNINGS PER SHARE — DILUTED
OPERATING EARNINGS(a)	$1.57	$1.15	37
Special Items (Net of Taxes):
Merger and Restructuring Costs	—	(0.16)	NM

NET INCOME(a)	$1.57	$0.99	59

OPERATING RETURN ON ECONOMIC CAPITAL
Investment Bank	20%	13%	700	bp
Treasury & Securities Services	19	22	(300)
Investment Management & Private Banking	4	6	(200)
Chase Financial Services	37	26	1,100
OPERATING RETURN ON ECONOMIC CAPITAL(a)	15	11	400

(a)	Represents consolidated JPMorgan Chase.

J.P. MORGAN CHASE & CO. CONSOLIDATED BALANCE SHEET (in millions)

				Jun 30, 2003
				Over (Under)

	Jun 30	Mar 31	Jun 30	Mar 31	Jun 30
	2003	2003	2002	2003	2002

ASSETS
Cash and Due from Banks	$23,398	$22,229	$21,878	5%	7%
Deposits with Banks	10,393	6,896	10,517	51	(1)
Federal Funds Sold and Securities Purchased under Resale Agreements	69,748	69,764	71,740	—	(3)
Securities Borrowed	41,067	39,188	48,429	5	(15)
Trading Assets:
Debt and Equity Instruments	139,275	146,783	159,746	(5)	(13)
Derivative Receivables	93,602	86,649	69,858	8	34
Securities	82,549	85,178	64,526	(3)	28
Loans (Net of Allowance for Loan Losses)	222,307	212,256	207,080	5	7
Private Equity Investments	7,901	8,170	8,229	(3)	(4)
Goodwill	8,132	8,122	8,089	—	1
Mortgage Servicing Rights	2,967	3,235	5,689	(8)	(48)
Other Intangibles:
Purchased Credit Card Relationships	1,141	1,205	1,426	(5)	(20)
All Other Intangibles	320	294	313	9	2
Other Assets	99,803	65,187	63,026	53	58

TOTAL ASSETS	$802,603	$755,156	$740,546	6	8

LIABILITIES
Deposits	$318,248	$300,667	$293,829	6	8
Federal Funds Purchased and Securities Sold under Repurchase Agreements	155,330	160,221	162,656	(3)	(5)
Commercial Paper	12,382	14,039	14,561	(12)	(15)
Other Borrowed Funds	12,176	12,848	17,352	(5)	(30)
Trading Liabilities:
Debt and Equity Instruments	72,825	64,427	67,952	13	7
Derivative Payables	72,831	64,804	55,575	12	31
Accounts Payable, Accrued Expenses and Other Liabilities (including the Allowance for Lending-Related Commitments)	64,072	46,776	38,083	37	68
Long-Term Debt	44,479	42,851	42,363	4	5
Guaranteed Preferred Beneficial Interests in the Firm’s Junior Subordinated Deferrable Interest Debentures	5,439	5,439	5,439	—	—

TOTAL LIABILITIES	757,782	712,072	697,810	6	9
STOCKHOLDERS’ EQUITY
Preferred Stock	1,009	1,009	1,009	—	—
Common Stock	2,036	2,032	2,020	—	1
Capital Surplus	12,898	12,477	13,111	3	(2)
Retained Earnings	27,633	26,538	27,605	4	—
Accumulated Other Comprehensive Income	1,293	1,113	79	16	NM
Treasury Stock, at Cost	(48)	(85)	(1,088)	44	96

TOTAL STOCKHOLDERS’ EQUITY	44,821	43,084	42,736	4	5

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$802,603	$755,156	$740,546	6	8

J.P. MORGAN CHASE & CO. CREDIT-RELATED INFORMATION (in millions, except ratios)

				Jun 30, 2003
				Over (Under)

	Jun 30	Mar 31	Jun 30	Mar 31		Jun 30
	2003	2003	2002	2003		2002

CREDIT EXPOSURE:
Commercial Loans	$91,056	$88,446	$104,701	3%		(13)%
Derivative Receivables	93,602	86,649	69,858	8		34
Other Receivables(a)	108	108	1,130	—		(90)

Total Commercial Credit-Related Assets	184,766	175,203	175,689	5		5
Lending-Related Commitments(b)	229,119	230,698	239,240	(1)		(4)

Total Commercial Credit Exposure(c)	413,885	405,901	414,929	2		—
Managed Consumer Loans(d)	170,127	161,402	134,884	5		26

Total Credit Portfolio	$584,012	$567,303	$549,813	3		6

NET CHARGE-OFFS:
Commercial Loans	$257	$292	$293	(12)		(12)
Lending-Related Commitments	—	—	—	NM		NM

Total Commercial Credit Exposure	257	292	293	(12)		(12)
Managed Credit Card(d)	748	732	767	2		(2)
All Other Consumer	89	103	95	(14)		(6)

Total Managed Consumer Loans	837	835	862	—		(3)

Total Credit Portfolio	$1,094	$1,127	$1,155	(3)		(5)

NET CHARGE-OFF RATES — ANNUALIZED:
Total Commercial Loans	1.20%	1.32%	1.17%	(12	)bp	3	bp
Managed Credit Card	6.01	5.95	6.42	6		(41)
Total Credit Portfolio	0.91	0.95	0.97	(4)		(6)
NONPERFORMING ASSETS:
Commercial Loans	$2,963	$3,286	$2,512	(10)%		18%
Derivative Receivables	276	277	144	—		92
Other Receivables(a)	108	108	1,130	—		(90)
Consumer Loans	493	495	450	—		10
Assets Acquired in Loan Satisfactions	227	225	142	1		60

Total Credit Portfolio(e)	$4,067	$4,391	$4,378	(7)		(7)

(a)	Represents, at June 30, 2003, the Enron-related letter of credit, which continues to be the subject of litigation and which was classified in Other Assets.
(b)	Includes unused advised lines of credit of $19 billion at June 30, 2003, $22 billion at March 31, 2003, and $18 billion at June 30, 2002.
(c)	Includes all Enron-related credit exposures. Credit exposure excludes risk participations and does not reflect the benefit of credit derivative hedges or liquid collateral held against derivatives contracts.
(d)	Includes securitized credit card receivables.
(e)	Nonperforming assets exclude nonaccrual loans held for sale (“HFS”) of $45 million at June 30, 2003. HFS loans are carried at the lower of cost or market, and declines in value are recorded in Other Revenue.